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Exhibit 3.4

RESTATED ARTICLES OF INCORPORATION
(WITH AMENDMENTS)
OF KINETIC CONCEPTS, INC.

ARTICLE I

        Kinetic Concepts, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ("TBCA"), hereby adopts restated articles of incorporation that accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and that contain no other change in any provisions thereof.

ARTICLE II

        The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

        A.    Article Three of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

ARTICLE THREE

          The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that the Corporation shall not transact any business in this state that is prohibited by Article 2.01-B of the Texas Business Corporation Act (the "TBCA").

        B.    The first sentence of Article Four of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

          The total number of shares of all classes of stock that the Corporation is authorized to issue is 275,000,000 shares, of which 225,000,000 shares shall be designated Common Stock, par value $.001 per share ("Common Stock"), and 50,000,000 shares shall be designated Preferred Stock, par value $.001 per share ("Preferred Stock").

        C.    Article Four of the Amended and Restated Articles of Incorporation is hereby amended by the addition of a final paragraph to read, in its entirety, as follows:

          The Corporation has previously filed, prior to the date of these Amended and Restated Articles of Incorporation, a Statement of Designations, Preferences and Rights of the Series A Convertible Participating Preferred Stock of the Corporation (the "Previous Designation"), a copy of which is attached to these Amended and Restated Articles of Incorporation as Exhibit A. The Previous Designation and the shares of Series A Convertible Participating Preferred Stock of the Corporation issued thereunder shall continue in full force and effect pursuant to the terms thereof and shall not be affected by the filing of these Amended and Restated Articles of Incorporation.

        D.    Article Five of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

ARTICLE FIVE

          Special meetings of the shareholders may be called by the President, the Board of Directors, the holders of at least fifty percent (50%) of all shares entitled to vote at the proposed special meeting, or such other person or persons as may be authorized in the By-laws.

        E.    Article Seven of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

ARTICLE SEVEN

          Cumulative voting by the shareholders of the Corporation at any election for directors or upon any other matter is expressly prohibited, and the directors of the Corporation shall be elected by plurality vote of the shareholders entitled to vote at such election.

        F.     Subsection (2) of Article Eight of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

          (2)   To the extent permitted by TBCA and/or the Texas Miscellaneous Corporation Laws Act (the "TMCLA") as each now exists and as each may hereafter be amended or otherwise modified or interpreted, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability for the Director is expressly provided for by statute.

        G.    Article Eight of the Amended and Restated Articles of Incorporation is hereby further amended by the addition of a new paragraph, which shall be the penultimate paragraph, to read, in its entirety, as follows:

          If the TBCA or the TMCLA hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the TBCA, as amended, modified or interpreted and/or the TMCLA, as amended, modified or interpreted.

        H.    Article Nine of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

ARTICLE NINE

          The current board of directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation consists of eleven (11) directors. The names and address of the persons who are acting at the time of filing of these Amended and Restated Articles of Incorporation in the capacity of directors until the selection of their successors are:

NAME	ADDRESS
Robert Jaunich II	8023 Vantage Drive San Antonio, Texas 78230
Dennert O. Ware	8023 Vantage Drive San Antonio, Texas 78230
James R. Leininger, M.D.	8023 Vantage Drive San Antonio, Texas 78230
John P. Byrnes	8023 Vantage Drive San Antonio, Texas 78230
Ronald W. Dollens	8023 Vantage Drive San Antonio, Texas 78230
James T. Farrell	8023 Vantage Drive San Antonio, Texas 78230
Harry R. Jacobson, M.D.	8023 Vantage Drive San Antonio, Texas 78230
N. Colin Lind	8023 Vantage Drive San Antonio, Texas 78230
David J. Simpson	8023 Vantage Drive San Antonio, Texas 78230
C. Thomas Smith	8023 Vantage Drive San Antonio, Texas 78230
Donald E. Steen	8023 Vantage Drive San Antonio, Texas 78230

        I.     Subsection (2) of Article Eleven of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

          (2)   The Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. The shareholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the shareholders of any provisions of the By-laws of the Corporation.

        J.     Article Twelve of the Amended and Restated Articles of Incorporation is hereby amended to read, in its entirety, as follows:

ARTICLE TWELVE

          The Corporation shall indemnify its directors to the fullest extent provided by the TBCA, as the same exists or may hereafter be amended, or any successor statute.

        K.    The Amended and Restated Articles of Incorporation are hereby further amended by the addition of a new Article Thirteen, which shall read, in its entirety, as follows:

ARTICLE THIRTEEN

          Any action required by the TBCA, as presently in effect and as hereafter amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by (x) in the case of any action that has been recommended for approval of the shareholders by the Board of Directors and as to which the Board of Directors has not directed that such action be submitted for approval of the shareholders at an annual or special meeting of shareholders, the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and (y) in the case of any other action, the holder or holders of all the shares entitled to vote with respect to the action that is the subject of such consent. Any such consent shall have the same force and effect as a vote of shareholders authorizing or approving such action.

ARTICLE III

        Each such amendment made by the restated articles of incorporation was duly adopted by the shareholders of the corporation on February             , 2004.

ARTICLE IV

        Each such amendment made by the restated articles of incorporation has been approved in the manner required by the Texas Business Corporation Act and the constituent documents of the corporation.

ARTICLE V

        The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

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  Exhibit 3.4
RESTATED ARTICLES OF INCORPORATION (WITH AMENDMENTS) OF KINETIC CONCEPTS, INC.
ARTICLE I
ARTICLE II
ARTICLE THREE
ARTICLE FIVE
ARTICLE SEVEN
ARTICLE NINE
ARTICLE TWELVE
ARTICLE THIRTEEN
ARTICLE III
ARTICLE IV
ARTICLE V